SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 25, 2003

Date of earliest event reported: June 12, 2003

HA2003, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13525

(Commission File Number)

36-3573412

(I.R.S. Employer Identification No.)

707 Skokie Boulevard, Suite 600, Northbrook, IL 60062

(Address of principal executive offices)

(847) 600-3000

(Registrant’s telephone number, including area code)

HA-LO Industries, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

                HA2003, Inc. (“HA2003”) is filing the reports required to be filed with the United States Trustee under Federal Rule of Bankruptcy Procedure 2015 of Chapter 11 of Title 11 of the United States Code, under the cover of Form 8-K in lieu of filings on Form 10-Q and Form 10-K.

                On June 12, 2003, HA2003 filed its April 2003 monthly Rule 2015 United States Trustee report with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.  Copies of the required documents in this April 2003 report are attached hereto as an exhibit and incorporated herein by reference.

                As previously disclosed in Forms 8-K filed with the Securities and Exchange Commission on September 20, 2002 and September 30, 2002 (SEC File No. 001-13525), on May 28, 2002, an Amended Consolidated Class Action Complaint was filed in the United States District Court for the Northern District of Illinois, against various former and current officers and directors of HA2003, alleging that such individual committed securities law violations (the “Shareholder Class Action”).

                On June 2, 2003, HA2003 filed a complaint in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division against the lead plaintiffs in the Shareholder Class Action (the “Injunction Action”).  HA2003 seeks an injunction preventing the lead plaintiffs from continuing the prosecution of the Shareholder Class Action or accepting any proceeds of certain Directors and Officers Liability Insurance until HA2003 completes its pending litigation against John Kelley.  HA2003 has moved for a preliminary injuction and the Bankruptcy Court has tentatively set the matter for ruling on July 16, 2003.  Certain of the defendants in the Shareholder Class Action have moved to intervene in the Injunction Action in order to oppose the injunction sought by HA2003, and the motion for intervention is awaiting a ruling by the Bankruptcy Court.

                HA2003 remains a debtor, with two of its subsidiaries, LW2003, Inc. and Starbelly.com, Inc. (the “Debtors”) in three separate, although jointly administered, Chapter 11 cases (the “Cases”) in case number 02 B 12059.  Even with the discussions and events to date, the holders of equity interests in HA2003 remain unlikely to receive or retain anything of value on account of their interests in HA2003 in the bankruptcy.  Persons interested in more information concerning the Cases, or the Debtors’ financial performance, are encouraged to review the pleadings, reports and other papers on file in the Office of the Clerk of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen Federal Building, 219 S. Dearborn Street, Chicago, Illinois.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit	Reference

99	April 2003 Monthly Rule 2015 Report Documents	Filed Herewith

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA2003, Inc.
(Registrant)

Date: June 25, 2003	/s/ Marc Simon
Marc Simon
Chief Executive Officer